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                                                                  Exhibit 10.18

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [****], have been separately filed with the Commission.

                         WEB SITE DEVELOPMENT AGREEMENT

         Agreement made as of the 1st day of November, 1996, by and between Interstate Broadcasting Company, Inc., licensee of WQXR, 122 Fifth Avenue, New York, New York 10011 ("WQXR") and N2K Inc., a Delaware corporation, with offices located at 55 Broad Street, New York, N.Y. 10004 ("N2K")

                  WHEREAS, WQXR is a radio station broadcasting a classical music format within the metropolitan New York area, currently 163.5 hours per week (the "Programming Service").

                  WHEREAS, N2K is the designer and operator of Internet-based information and transaction services, and engaged in providing content via its online service, Classical Insites "CI" which is available free to the public through the Internet (the "Internet") and commercial online services ("On-Line Services").

                  WHEREAS, WQXR and N2K desire to establish and maintain a WEB site within N2K's CI, (hereafter the "WEB SITE,") as further defined in section l(e) below) including, but not limited to, the retransmission of WQXR's over the air programming to such Internet users; and

                  WHEREAS, WQXR desires to grant to N2K, rights to use of WQXR's name and logo (the "Marks") and "Materials" (as hereafter defined) for use on the WEB SITE, subject to the terms and conditions herein,

                  NOW, THEREFORE, in consideration of the mutual promises herein contained and for good and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.       RIGHTS GRANTED

         (a) WQXR grants to N2K the exclusive license to (i) load and store the computer files constituting the WEB SITE, on N2K's World Wide Web server, (ii) make the computer files constituting the WEB SITE readily available for transmission and, where applicable, downloading on demand to computers connected to the Internet, (iii) effectuate secure commercial transactions on the WEB SITE, and (iv) display advertisement and/or sponsor messages on the WEB SITE. With respect to the preceding I(a)(ii) and (iv), it is agreed that the parties will negotiate in good faith with respect to the allocation of any revenues derived from advertising, sponsorships or the sale of merchandise on or through the WEB SITE, provided that no such advertising, sponsorships or merchandise will be displayed on the WEB SITE until the parties, following such negotiation, have agreed in writing upon the terms with respect thereto. For avoidance of doubt, the preceding sentence shall not be construed as to prevent WQXR from identifying any entity as the sponsor of a WQXR program when such entity is the regular sponsor


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of such programming.

         (b) WQXR grants to N2K the right to use the Marks within the WEB SITE, and in any media for advertising and publicity and in connection with WEB SITE and in promotional materials prepared in connection with the WEB SITE (the "Promotional Materials"). N2K will first obtain WQXR's reasonable approval with respect to such advertising, publicity and promotional materials, which approval shall be deemed granted if not received within five (5) business days of N2K's request therefor. WQXR grants N2K the exclusive right to use of the domain name WQXR.com or similar identifier and agrees that the WEB SITE will be the only official WQXR WEB site and agrees to refer to the WEB SITE as such, or in a similar fashion, on its marketing materials and relevant formal public communications

         (c) WQXR grants N2K the exclusive right and license to retransmit on-line (e.g., via commercial on-line services and the Internet) WQXR's complete Programming Service, to provide said Programming Service (through "Streaming Audio" or equivalent technology) free to the public via its online service, CI (the "Retransmission"), it being understood that the Retransmission will not be mechanically fixed in synchronization with particular visual images. Notwithstanding the preceding sentence, the Retransmission will not include any elements of the Program Service for which WQXR is prohibited from granting such retransmission rights pursuant to the restrictions of its contract with a third party providing such programming. WQXR will provide N2K with appropriate advance notice when such programming elements will not be available for retransmission. In consideration of WQXR's agreement not to grant the same or similar rights for the retransmission of any or all of WQXR's Programming Service to any on-line service, N2K agrees that it will not contract with another classical radio station to carry such station's program service within N2K's CI. For avoidance of doubt, the preceding sentence shall not be construed as to prohibit or in any way limit N2K from providing using classical music in conjunction with other multimedia and interactive content, through CI or its other on-line services.

         (d) WQXR grants to N2K a non-exclusive license, with respect to use on the Internet, to use on the WEB SITE any photographs, memorabilia, written materials, logos, artwork, data, and other content related to WQXR and/or the world of classical music, which is owned or controlled by WQXR (the "Materials"). Said license shall include the right to: (i) reproduce the Materials in digital form within, in combination with other works, such as audio, video, animation or graphics; (ii) transmit the Materials, including their digital representation, on a worldwide basis through CI; (iii) advertise, publicize and promote the Materials using references to and excerpts from the Materials through any and all media; (iv) to edit, adapt, modify or alter the Materials, in Company's discretion, for either technical or editorial purposes related to use on the WEB SITE or CI, except that N2K will first obtain WQXR's reasonable approval with respect to such editing, adaptation or modification of publicity and promotional material or WQXR's logo, which shall be deemed granted if not received within five (5) business days of N2K's request therefor. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph I (d), WQXR agrees that its right to provide or license Materials to third party Web sites, shall be conditioned upon such Materials being offered at the same time to N2K for its use;


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         (e) For purposes of this agreement the "WEB SITE" shall refer to the
World Wide Web site created pursuant to this Agreement and its constituting data and program files, including without limitation, the User interface (as hereafter defined) and the Materials formatted in HTML or any other programming language, and produced for transmission over the Internet, as such site may be updated from time to time.

2.       Development

         (a) Artistic Conception: The design of the WEB SITE's end-user screens, including layout, coloration and typeset shall be produced by designers of N2K subject to the creative direction of WQXR and mutual approval of WQXR and N2K.

         (b) Content Plan and Technical Specifications: WQXR and N2K will be jointly responsible for selecting the content made accessible on the WEB SITE. WQXR will collaborate with N2K's producer to develop a content plan and functional specifications for the WQXR site.

         (c) WQXR Content: WQXR will provide the Materials and other content necessary for the design of the WEB SITE, including all material images and appropriate sound and/or video files. WQXR warrants that all such Materials and other content, including the Retransmission, which is provided to N2K will be owned or controlled by WQXR and there will be no restriction on its use by N2K as provided herein, unless otherwise advised by WQXR in writing (hereafter "Materials" shall be deemed to include the Retransmissions).

         (d) Performance Licensing: N2K will notify ASCAP and BMI of its intention to carry WQXR's Programming Service, and will be responsible for any and all fees and other responsibilities required in connection with the Retransmission on CI.

3.       ENGINEERING AND MAINTENANCE:

         N2K shall format the WEB SITE content in hypertext markup language, HTML or other language ("HTML pages") (the HTML pages of the WEB SITE hereinafter, the "Web Pages") and develop and/or license the software necessary to (i) link the WEB SITE's Web Pages to N2K's databases and related services,
(ii) effectuate secure commercial transactions on the WEB SITE, and (iii) store and display advertisement and/or sponsor messages on the WEB SITE. N2K shall store the WEB SITE on its servers, and provide and maintain the technical systems through which the WEB SITE shall be accessed via the Internet.

4.       UPDATES AND TECHNICAL MAINTENANCE

         (a) During the term of this agreement, N2K agrees to perform the functions described in Section 2 above to the extent necessary to update the content appearing on the WEB SITE from time to time as it deems necessary and to maintain the WEB SITE in proper working order. Such


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tasks include providing any additional software and/or hardware to run the site, reporting of traffic to the WEB SITE, and limited updates to code and content
(as detailed in Schedule B). N2K shall bear the cost of the aforementioned HTML formatting, software development and software licensing, and such cost shall be included in the Budget as set forth in Schedule B hereto.

5.       Budget

         (a) N2K agrees to pay for all costs necessary to design and produce the WEB SITE and the monthly cost necessary to maintain the WEB SITE (such amounts collectively referred to as the "Budget," the breakdown of which is set forth in the Budget estimates attached hereto as Schedule A). Should the scope of work change from that as currently defined in Schedule A, an additional fee will be negotiated in good faith by both parties.

         (b) WQXR agrees to reimburse N2K for [****] of the costs described in 4(a) and 5(a) above, as detailed in Schedule A hereto, in the form of on air commercial spots (the "Barter Commercials"). WQXR will make such inventory of Barter Commercials available to N2K over the term of this agreement, according to a schedule mutually agreed upon by N2K and WQXR, subject to the monetary value attributed to the Barter Commercials and the conditions set forth in Schedule B hereto and otherwise in accordance with WQXR's standard practices with respect to booking barter spots.

6.       COPYRIGHTS, OWNERSHIP OF CONTENT AND LISTS

         (a) N2K agrees that all the following are and shall remain the sole and exclusive property of WQXR: (i) the Materials, and the Marks licensed to N2K hereunder; and (ii) the domain name or names assigned to the WEB SITE.

         (b) WQXR agrees that all of the following are and shall remain the sole and exclusive property of N2K: (i) all the software code, created by N2K or licensed by it, and used in the operation of the WEB SITE, including but not limited to the User Interface of the WEB SITE, any works derived therefrom and the copyrights therein; (ii) all content developed or produced by N2K and used in the WEB SITE (including any content licensed by N2K from third parties), including but not limited to the copyright in any such original content, and any works derived therefrom, subject to the prior rights of third party licensers. Notwithstanding anything to the contrary contained in the preceding 6(b)(ii), following the Term of this Agreement, WQXR shall be entitled to the non-exclusive use of any content which had been used on the WEB SITE which resulted from ideas or concepts provided or developed by WQXR which would otherwise be subject to copyright protection prior to such ideas or concepts being incorporated or further developed by N2K for incorporation in the WEB SITE and provided that such use is limited to another WQXR WEB SITE and does not utilize any software code owned or controlled by N2K, as set forth in 6(b)(i) above.

7.       OWNERSHIP OF TRADEMARKS


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         (a) N2K hereby acknowledges that WQXR is the sole owner of the Marks and of the respective goodwill and reputation symbolized thereby, and that nothing contained herein shall constitute an assignment of the Marks or grant to N2K any right, title or interest therein, except the right to use the Marks in accordance with the terms of this Agreement.

8.       TERM

         The term of the agreement shall be effective upon the execution of the agreement and continue for a period extending one (1) year from the launch date of the WEB SITE which the parties agree shall be November 14, 1996. The agreement shall automatically renew for an additional one (1) year term unless either party gives written notice of termination no less than ninety (90) days prior to the expiration of the current term or any subsequent renewal term. Notwithstanding the foregoing, N2K'S right to use any of the Marks, and the Materials, as provided for herein, shall not be for a period of less than four
(4) months Tom the date on which the particular Marks, and/or Materials are first exhibited on CI.

9.       FORCE MAJEURE

         Neither party shall be liable to the other or deemed to be in breach hereunder for nonperformance or delays due to fire, boycott, lock-out, war, labor or civil disturbance, riots, acts of God, insurrection, government orders or regulations, or any other cause beyond the reasonable control of the party delayed or prevented from performing.

10.      RELATIONSHIP OF THE PARTIES

         This agreement does not constitute a partnership, joint venture, agency, employee/employer, or any other similar relationship between the parties hereto. Further, neither party is authorized to waive any right, or assume or create any contract or obligation of any kind in the name of, or on behalf of, the other or to make any statement that it has the authority to do so.

11.      WARRANTY AND INDEMNITY

         (a) WQXR warrants and represents that the Retransmissions and the Materials will in no way violate any existing copyright, either in whole or in part, that use by N2K, as provided herein, will not infringe upon the rights of any third party and that the Materials contain no matter which will be libelous. WQXR shall defend and indemnify N2K from all damages, costs and expenses including attorney's fees, as well as any claim, suit, loss or damage as a result of a breach of the above warranties and representations or as a result of its failure to perform its obligations hereunder.

         (b) N2K warrants and represents that the content provided by it for the WEB SITE will in no way violate any existing copyright, either in whole or in part, that the use of such


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content, as provided herein, will not infringe upon the rights of any third party and that the Materials contain no matter which will be libelous. N2K shall defend and indemnify WQXR from all damages, costs and expenses including attorney's fees, as well as any claim, suit, loss or damage as a result of a breach of the above warranties and representations or as a result of its failure to perform its obligations hereunder.

12.      NOTICES

         All notices, approvals, or documents which either party hereto is required to deliver to the other party shall be in writing and shall be personally delivered or telegraphed or faxed (with telephonic confirmation of receipt) or mailed by Express Mail or comparable overnight courier, to such party at the address set forth at the top of this agreement (or such other address as may later be designated in writing by either party). A courtesy copy of notices to N2K shall simultaneously be sent to Arthur S. Weiner, Esq., 250 West 57th Street, Suite 1508, New York, N.Y. 10019 (or such other address as may later be designated in writing); A courtesy copy of notices to WQXR shall simultaneously be sent to: General Counsel, New York Times, 229 West 43rd Street, N.Y., N.Y. 10036 (or such other address as may later be designated in writing); it being understood that inadvertent failure to send such courtesy copy shall not be deemed a breach of this agreement.

13.      MISCELLANEOUS

         (a) This agreement constitutes and contains the entire agreement between the parties with respect to the subject matter hereof and supersede any prior contemporaneous agreements, oral or in writing. The paragraph headings used in this Agreement are for convenience only and shall have no legal effect whatsoever.

         (b) This agreement may not be changed, modified, amended or supplemented, except in writing signed by a duly authorized representative of each party.

         (c) No waiver by either party of any term or condition of this agreement, whether by conduct or otherwise, in any one or more instance, shall be deemed a further or continuing waiver of any such term or condition, or a waiver of any other term or condition, or a waiver of any other term or condition in this agreement.

         (d) if any provision of this agreement is found to be invalid by any court, (pursuant to Section 20(h) below) having competent jurisdiction, the invalidity of such provision shall not effect the validity of the remaining provisions hereof.

         (e) Each party represents that all necessary approvals and consents have been obtained for entry into this agreement. Each of the parties acknowledges and agrees that the other has not made any representations, warranties or agreements of any kind, except as may be expressly set forth herein.


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         (f) This agreement is binding upon and shall inure to, the benefit of the parties' respective successors, trustees and permitted assigns. Except as otherwise expressly provided herein neither party shall be permitted to assign its rights hereunder without the express written consent of the other, which consent shall not be unreasonably withheld, provided, however, N2K may assign any of its rights and obligations hereunder without prior written consent to any parent, subsidiary, or related company, or affiliate of N2K, or in connection with the sale of all or substantially all of N2K's assets.

         (g) Regardless of the place of physical execution, this agreement shall be governed by and construed in accordance with the laws of the State of New York, as applicable to agreements executed and performed within that state, and any disputes or controversies arising hereunder shall be subject to the jurisdiction of Courts of the State of New York or of the U.S. Federal District Court for the Southern District of New York. Any process in any action or proceeding arising under or relating to this Agreement may, among other methods, be served by delivering or mailing the same by registered or certified mail, directed to either party at the address first written above or such other address as you designate by notice to the other party as provided herein. Any such delivery or mail service shall be deemed to have the same force and effect as personal service within the State of New York.

         (h) This agreement may be executed in any number of separate counterparts, each of which shall be deemed to be an original, but which together shall continue one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this agreement on the day and year first above written.




INTERSTATE BROADCASTING
  COMPANY, INC.                            N2K INC.

By /s/ Stephanie Feuer                     By /s/ J.J. Rosen
   -----------------------------              --------------------------------
   Stephanie Feuer                            J.J. Rosen


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                                   SCHEDULE A
                                    (BUDGET)

PHASE I - BASIC WEB SITE DESIGN AND PROGRAMMING

Site Director                        [****]
Producer                             [****]
Interface Designer                   [****]
Lead Designer                        [****]
Content Coordinator                  [****]
Production                           [****]
Programming                          [****]

-------------------------------------------
SUB TOTAL                            [****]
Administrative Fee                   [****]
-------------------------------------------
      TOTAL                          [****]

MAINTENANCE BUDGET                   [****]
MONTHLY AMOUNT                       [****]
-------------------------------------------
Design:                              [****]
Production:                          [****]
Site Director:                       [****]
Producer:                            [****]
Interface Designer:                  [****]
Content Coordinator                  [****]
Programming:                         [****]
Scanning: 3 hrs                      [****]

-------------------------------------------
 SUB TOTAL:                          [****]
Administrative Fee:                  [****]
Req'd Hardware & Software fee:       [****]
-------------------------------------------
 TOTAL:                              [****]


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                                   SCHEDULE B
                              (BARTER COMMERCIALS)

The value attributed to the Barter Commercials will be at the spot rate of [****] per sixty-second announcement on an ROS (run of station) basis on WQXR or at the rate of [****] per sixty-second announcement on WQEW, the allocation of which will be at N2K's discretion. Barter Commercials will be used within one year from the time when the corresponding N2K expense is incurred. The foregoing rates will be in effect through October 31, 1997.
[/R]

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